EXHIBIT 3.3

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MIDWESTONE FINANCIAL GROUP, INC.

(f/k/a ISB Financial Corp.)

Pursuant to the provisions of Sections 490.1003 and 490.1007 of the Iowa Business Corporation Act (Chapter 490 of the Iowa Code), the undersigned corporation hereby amends its Articles of Incorporation and thereafter restates them in their entirety. The undersigned corporation hereby certifies the following:

1. The name of the corporation is ISB Financial Corp.

2. This amendment makes the following change to the Articles of Incorporation:

a. Article I of the Articles of Incorporation shall be amended by changing the name of the corporation from “ISB Financial Corp.” to “MidWestOne Financial Group, Inc.”

b. Article V of the Articles of Incorporation shall be amended by changing the registered agent of the corporation to “Charles N. Funk.”

c. Article VII of the Articles of Incorporation shall be deleted in its entirety and replaced with the following new Article VII:

“The number of directors of the corporation shall be set forth in the by-laws, and the board of directors shall be divided into three classes, designated Class I, Class II, and Class III, with each class consisting of one-third of the total number of directors, or as near as may be possible. The by-laws shall set forth all other provisions applicable to the composition of the board of directors, including, without limitation, the term of office, the number of directors in each class, the method for increasing the size of the board and the method by which vacancies shall be filled.”

3. This amendment does not provide for an exchange, reclassification or cancellation of issues shares.

4. This amendment was approved by the board of directors of the corporation on September 11, 2007, recommended by the board to the corporation’s shareholders in a proxy statement dated                     , 2008, submitted to the corporation’s shareholders for their approval and adopted by the shareholders of the corporation at a special meeting of shareholders held on                     , 2008.

5. Not applicable.

6. This amendment was duly approved by the shareholders of the corporation in the manner required by Chapter 490 of the Iowa Code and by the Articles of Incorporation.

7. The amended and restated Articles of Incorporation set forth below consolidate all amendments into a single document.

ARTICLE I

The name of the corporation is MidWestOne Financial Group, Inc.

ARTICLE II

The corporation shall have perpetual duration.

ARTICLE III

The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Iowa Business Corporation Act.

ARTICLE IV

The aggregate number of shares that the corporation is authorized to issue is ten million (10,000,000) shares of common stock, each to be of the par value of one dollar ($1.00).

ARTICLE V

The address of the registered office of the corporation is 102 S. Clinton, Iowa City, Iowa 52240, and the name of its registered agent at such address is Charles N. Funk.

ARTICLE VI

The initial By-Laws shall be adopted for the corporation by the Board of Directors.

ARTICLE VII

The number of directors of the corporation shall be set forth in the by-laws, and the board of directors shall be divided into three classes, designated Class I, Class II, and Class III, with each class consisting of one-third of the total number of directors, or as near as may be possible. The by-laws shall set forth all other provisions applicable to the composition of the board of directors, including, without limitation, the term of office, the number of directors in each class, the method for increasing the size of the board and the method by which vacancies shall be filled.

ARTICLE VIII

The name and address of the incorporator is: Phyllis E. Pearson, Tenth Floor Hubbell Building, Des Moines, Iowa 50309.

ARTICLE IX

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit, or (d) under § 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE X

Section 10.1. The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation is, or was serving at the request of the corporation as a member, director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, or of a partnership, company, joint venture, trust of other enterprise, including service with respect to employee benefit plans, against reasonable costs, charges, expenses, attorney’s fees, judgements, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with such claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the Iowa Business Corporation Act, as the same now exists or may hereafter be amended or changed, or any successor or substitute law.

Entitlement to indemnification under this Section 10.1 shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto. The rights to indemnification hereunder shall be construed to be a contract between the corporation and each person who is now serving or who shall hereafter serve as a director or officer of the corporation. Each person who is now serving or who shall hereafter serve as a director or officer of the corporation shall be deemed to be serving in reliance upon the rights to identification provided hereunder, and such rights to indemnification shall continue as to any person who has ceased to serve in such capacity and shall inure to the benefit of the heirs and personal representative of such person.

Section 10.2. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which the persons indemnified may be entitled under any bylaw, agreement, vote of disinterested directors or otherwise, both as to activity in such person’s official capacity and as to activity in another capacity while holding such office, and shall continue as to a person who has ceased to be a director of officer.

Section 10.3. The corporation, at its expense, shall have the power to purchase and maintain insurance on behalf of the corporation and on behalf of its directors and officers against any liability asserted against such persons in their capacities as directors and officers or arising out of their status as directors and officers, whether or not the corporation would have the power to indemnify the director or officer against such liability hereunder or under the Iowa Business Corporation Act. The corporation’s obligation to indemnify hereunder shall be in excess of any insurance purchase and maintained by the corporation, but such insurance shall be the primary source of satisfaction of such obligation of the corporation. To the extent that indemnification is paid to or on behalf of a director or officer by such insurance, such payments shall be deemed to be in satisfaction of the corporation’s obligation to indemnify such director or officer.

Section 10.4. The board of directors of the corporation by resolution, or by provision in the bylaws of the corporation, may provide indemnification by the corporation to employees and agents of the corporation, other than directors and officers, to the extent provided hereunder for directors and officers of the corporation.

Signed and verified by the undersigned officers of

MIDWESTONE FINANCIAL GROUP, INC.

By:
Charles N. Funk President

By:
Kenneth R. Urmie Secretary